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CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 2 to the Registration Statement on Form N-1A (the "Registration Statement") of our report dated May 12, 1998, relating to the financial statements and financial highlights of Seasons Series Trust, which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which
constitutes part of this Registration Statement.   We also consent to the
reference to us under the heading "General Information - Independent Accountants and Legal Counsel" in such Statement of Additional Information and to the references to us under the headings "Financial Highlights" and "Independent Accountants and Legal Counsel" in such Prospectus.



 /s/ PricewaterhouseCooopers
----------------------------
PricewaterhouseCoopers LLP (successor firm to Price Waterhouse LLP) 1177 Avenue of the Americas
New York, New York
July 15, 1998